UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2020

ITERUM THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2020, Iterum Therapeutics plc (the “Company”) completed a registered public offering (the “Offering”) in which it sold an aggregate of (i) 15,511,537 ordinary shares, $0.01 nominal value per share, of the Company (the “Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 11,411,539 ordinary shares and (iii) warrants (the “Warrants”) exercisable for an aggregate of 20,192,307 ordinary shares.

The Company’s net proceeds from the Offering, after deducting placement agent fees and other estimated offering expenses payable by the Company, were approximately $15.3 million.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) on October 22, 2020 with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of ordinary shares or securities convertible or exchangeable into ordinary shares by the Company for a period of 45 days after the closing of the Offering and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the closing of the Offering, subject to certain exceptions.

The Warrants are exercisable upon issuance at a price of $0.65 per ordinary share, subject to adjustment in certain circumstances, and expire on October 27, 2025. The Pre-Funded Warrants are exercisable upon issuance at a price of $0.01 per ordinary share, subject to adjustment in certain circumstances, and expire when exercised in full, subject to certain conditions. The Shares and Pre-Funded Warrants were each offered together with the Warrants, but the Shares and Pre-Funded Warrants were issued separately from the Warrants.

The offering price to the public was $0.65 per Share and Warrant and $0.64 per Pre-Funded Warrant and Warrant. The Pre-Funded Warrants were issued and sold to certain purchasers whose purchase of ordinary shares in the Offering would have otherwise resulted in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding ordinary shares immediately following the consummation of this Offering, if the purchaser so chose in lieu of ordinary shares that would have otherwise resulted in such excess ownership.

The Shares, Pre-Funded Warrants, Warrants and Placement Agent Warrants (as defined below) were issued pursuant to a registration statement on Form S-1 that was initially filed with the Securities and Exchange Commission (“SEC”) on October 9, 2020 and declared effective by the SEC on October 22, 2020 (File No. 333-249432) and a related registration statement on Form S-1MEF (File No. 333-249621) filed by the Company with the SEC on October 22, 2020 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became effective upon filing.

In connection with the Offering, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) on October 22, 2020. Pursuant to the Placement Agency Agreement, Wainwright acted as exclusive placement agent for the Offering. In accordance with the terms of the Placement Agency Agreement, the Company paid Wainwright a cash fee of $1,224,999.96, which represents 7.0% of the gross proceeds of the Offering, a management fee of $61,250, which represents 0.35% of the gross proceeds of the Offering, and $12,900 for Wainwright’s clearing expenses, as well as reimbursed Wainwright for its reasonable and documented out-of-pocket expenses incurred in connection with the Offering, including its legal expenses, in an amount of $90,000.

Pursuant to the Placement Agency Agreement, the Company issued to Wainwright’s designees placement agent warrants (the “Placement Agent Warrants”) to purchase 1,884,615 ordinary shares, which represents a number of ordinary shares equal to 7.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants have an exercise price of $0.8125 per ordinary share. The Placement Agent Warrants are exercisable upon issuance and expire October 22, 2025.

The Placement Agency Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations and covenants, including a prohibition on the disposition of ordinary shares or securities convertible or exchangeable into ordinary shares by the Company’s directors and executive officers, subject to certain exceptions, for a period of 45 days after the date of the Placement Agency Agreement.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Placement Agency Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The descriptions of terms and conditions of the Placement Agency Agreement, Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Form of Warrant, Form of Pre-Funded Warrant, Form of Placement Agent Warrant and Form of Securities Purchase Agreement, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

Sarissa Right to Purchase

Pursuant to the terms of the investor rights agreement that the Company entered into in connection with its January 2020 private placement, the Company is required to provide Sarissa Capital Offshore Master Fund LP and certain of its affiliates (collectively “Sarissa”) the opportunity to purchase an aggregate of up to approximately 6,328,697 ordinary shares and 4,746,522 Warrants or up to approximately 6,328,697 Pre-Funded Warrants and 4,746,522 Warrants, on the terms and at the public offering prices provided for in the Offering.

Exchangeable Notes Exchange Rate Adjustment

In addition, as a result of the Offering, the exchange price of the Company’s outstanding 6.500% exchangeable senior subordinated notes due 2025 will be adjusted from the current exchange price of $1.00 per ordinary share (at the current exchange rate of 1,000 shares per $1,000 of principal and interest on the Exchangeable Notes) to $0.7775 per ordinary share (at an adjusted exchange rate of 1,286.1479 shares per $1,000 of principal and interest on the Exchangeable Notes), which adjustment will become effective four business days after the closing of the Offering.

Cash Runway

The Company estimates that its existing cash and cash equivalents, together with the estimated net proceeds of approximately $15.3 million from the Offering, should be sufficient to fund its operating expenses and capital expenditure requirements, including its planned new drug application (“NDA”) submission for oral sulopenem for the treatment of uncomplicated urinary tract infections (“uUTI”) in patients with quinolone-resistant pathogens and the potential U.S. Food and Drug Administration (“FDA”) acceptance of such NDA submission, into the anticipated FDA review period of such NDA submission. The Company could deplete its capital resources sooner than it currently expects. The Company may need to secure additional resources to support its continued operations, including resources needed to complete the regulatory approval process with the FDA for its planned NDA submission for oral sulopenem for the treatment of uUTI patients with quinolone-resistant pathogens. The Company has based this estimate on assumptions that may prove to be wrong, and its operating plans may change as a result of many factors and various risks and uncertainties. For example, this estimate assumes, among other things, the continuation of regular monthly amortization payments of the principal amount outstanding under our credit facility with Silicon Valley Bank and that the balance of the principal amount does not become due and payable until the maturity date of March 1, 2022.

The full text of the press release announcing the pricing of the Offering on October 23, 2020 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These forward-looking statements include, without limitation, statements regarding the use of proceeds from the offering, the transactions contemplated by the transaction documents, the sufficiency of the Company’s cash resources, Sarissa’s right to purchase securities of the Company and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the offering will be satisfied, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, the Company’s ability to apply for regulatory approval, changes in regulatory requirements or decisions of regulatory authorities, changes in public policy or legislation, commercialization plans and timelines, if sulopenem is approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, the Company’s ability to maintain listing on the Nasdaq Stock Market, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, organizational, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, organizational, strategic, financial or financing alternative and the Company’s ability to complete one at all, the price of the Company’s securities, the expected use of proceeds from the Offerings and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Form of Placement Agency Agreement

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release of Iterum Therapeutics plc, dated October 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC
Date: October 27, 2020	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer